As filed with the Securities and Exchange Commission on February 5, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Richard D. Horn
General Counsel
11921 Freedom Drive, Suite 250	11921 Freedom Drive, Suite 250
Reston, Virginia 20190	Reston, Virginia 20190
(703) 840-2421	(703) 840-2421
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John R. Brantley
Bracewell and Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Phone: (713) 221-1301
Facsimile: (713) 221-2112

Approximate date of commencement of proposed sale of the securities to the public: From time to time, in one or more offerings, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value (2)	710,553	$15.31	$10,878,566.43
Non-Voting Common Stock, Series A, $0.01 par value	666,666	$15.31	10,206,656.46
	1,377,219		$21,085,222.89	$2,450.10

(1)
The shares are to be offered at prices that are not presently determinable. Pursuant to Rule 457(c) under the Securities Act of 1933, the maximum aggregate offering price is estimated solely for the purpose of computing amount of the registration fee based on the average of the high and low prices of the registrant’s common stock on the Nasdaq Stock Market LLC on February 2, 2015.

(2)
Also includes (i) such indeterminate number of shares of common stock as may be issued upon conversion of the Series A Stock registered hereunder, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act of 1933, and (ii) such additional indeterminate number of shares of stock as may be issued with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY—SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2015
PROSPECTUS
710,553 Shares of Common Stock
666,666 Shares of Series A Non-Voting Common Stock
This prospectus relates to the sale from time to time by the selling shareholders named in this prospectus, or the “Selling Shareholders,” of an aggregate of 710,553 shares of our common stock, $.01 par value per share, and an aggregate of 666,666 shares of our non-voting common stock, Series A, $.01 par value per share, which we refer to as the “Series A Stock.” These shares were originally sold to the Selling Shareholders on December 30, 2014 in a private placement transaction exempt from the registration requirements of the Securities Act of 1933 under Section 4(a)(2) thereof.
The Selling Shareholders may offer to sell these securities from time to time, through agents, dealers or underwriters, or directly to purchasers on terms to be determined at the time of sale. To the extent required, the names of any agents, dealers or underwriters involved in the sale of the securities, applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement which will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 13 of this prospectus.
Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “WFBI.”
The Series A Stock is not listed for trading on any national securities exchange or authorized for quotation in any inter-dealer quotation system of any registered national securities association, and we do not intend to seek such a listing for the Series A Stock. The shares of Series A Stock are convertible into an equal number of shares of common stock at the option of the holder of the Series A Stock at any time, provided, however, that no share of the Series A Stock shall be convertible in the hands of or at the election of the initial purchaser of such shares from us, referred to as the “Initial Holder,” or an affiliate of such Initial Holder, at any time. See “Description of Outstanding Capital Stock-Non-Voting Common Stock” on page 8 of this prospectus.
We will not receive any of the proceeds from the sale of the shares of common stock or Series A Stock by the Selling Shareholders, but will incur expenses in connection with the registration of the sale of these shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposit accounts or other obligations of a bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is , 2015

You should rely only on the information contained in this prospectus or to which we have referred you. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the securities. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
As used in this prospectus, the terms “WashingtonFirst,” “we,” “us” and “our” refer to WashingtonFirst Bankshares, Inc. and its consolidated subsidiaries, unless the context otherwise requires. When we refer to the “bank” in this prospectus, we are referring to WashingtonFirst Bank, a Virginia chartered commercial bank.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, the Selling Shareholders may from time to time sell or otherwise dispose of the securities described in this prospectus in or more offerings.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the “Securities Act,” that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.
We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge in the corporate information section of the Investor Relations page of our website at http://www.wfbi.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus, any prospectus supplement or our other securities filings and is not a part of these filings.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as amended by Form 10-K/A filed October 23, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014;

•
our Current Reports on Form 8-K filed on January 28, 2015, January 5, 2015, October 17, 2014, August 20, 2014 (as amended by Form 8-K/A filed August 20, 2014), April 30, 2014, April 29, 2014, March 5, 2014 (as amended by Form 8-K/A filed May 16, 2014);

•	our Proxy Statement filed March 31, 2014; and

•
the description of our common stock, par value $.01 per share, that is contained in our Registration Statement on Form 8-A dated December 20, 2012, including any amendment or report filed with the SEC for the purpose of updating such description.

Through the corporate information section of the Investor Relations page of our website, http://www.wfbi.com, you can access electronic copies of documents we file with, and furnish to, the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Matthew R. Johnson, at our principal executive office, which is:
WashingtonFirst Bankshares, Inc.
11921 Freedom Drive, Suite 250
Reston, Virginia 20190
(703) 840-2410

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future goals, plans, strategies and expectations, are generally identified by the use of the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “plan,” “strive,” “seek,” “project,” “would,” “could,” “should,” “expect” and similar expressions. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are listed below, and additional important factors are set forth in the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.
Forward-looking statements involve inherent risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	competition among financial services companies may increase and adversely affect our operations;

•	changes in the level of our nonperforming assets and charge-offs;

•	changes in the availability of funds resulting in increased costs or reduced liquidity;

•	changes in accounting policies, rules and practices;

•	changes in the assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	impairment concerns and risks related to our investment portfolio, and the impact of fair value accounting, including income statement volatility;

•	changes in the interest rate environment and market prices may reduce our net interest margins, asset valuations and expense expectations;

•	general business and economic conditions in the markets we serve change or are less favorable than expected;

•	legislative or regulatory changes may adversely affect our businesses;

•	reactions in financial markets related to potential or actual downgrades in the sovereign credit rating of the United States and the budget deficit or national debt of the United States government;

•	changes in the way the FDIC insurance premiums are assessed;

•	increase in personal or commercial bankruptcies or defaults;

•	technology-related changes are harder to make or more expensive than expected; and

•	other risks and uncertainties listed from time to time in our reports and documents filed with the SEC.
In addition, from time to time we explore opportunities for acquisitions of and hold discussions with financial institutions and related businesses, and also regularly explore opportunities for acquisitions of liabilities and assets of financial institutions and other financial services providers. Discussions regarding potential acquisitions may be commenced at any time, and may proceed rapidly, and agreements may be concluded and announced at any time. Any potential acquisition, and any combination of potential acquisitions, may be material in size relative to our existing assets and operations. We routinely analyze our lines of business and from time to time may increase, decrease or terminate one or more activities.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking information and statements contained in this prospectus or the documents incorporated by reference into this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. The forward-looking statements are made as of the date of this prospectus or the applicable document incorporated by reference into this prospectus, and we do not intend, and assume no obligation, other than as required by applicable law, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. All forward-looking statements contained in this prospectus or documents incorporated by reference into this prospectus are expressly qualified by these cautionary statements.

ABOUT WASHINGTONFIRST BANKSHARES, INC.
WashingtonFirst is a Virginia-based bank holding company with approximately $1.3 billion in assets, $1.1 billion in deposits and $111.1 million in shareholders’ equity as of September 30, 2014. Through its wholly owned subsidiary, WashingtonFirst Bank, a Virginia state bank, WashingtonFirst focuses on providing quality, tailored banking products and services to its customers, including loans to consumers and small-to-medium sized businesses. As of September 30, 2014, in addition to its corporate office in Reston, Virginia, the bank had 16 branch banking offices in Virginia, Washington, D.C. and Maryland.
The bank’s primary market - the greater Washington, D.C. Metropolitan Area - is characterized by a highly educated work force, a diverse economy and a median household income that is one of the highest in the nation.
WashingtonFirst’s growth strategy is to pursue both organic growth as well as acquisition opportunities within its target market area of the Washington DC Metropolitan Area. From its inception in 2004 through September 30, 2014, WashingtonFirst had completed two branch acquisitions, two whole-bank acquisitions, and one FDIC assisted whole-bank transaction. Additionally, the Company has experienced consistent organic growth in assets and profitability since its inception. WashingtonFirst expects to maintain this growth by continuing to hire and develop skilled personnel, and by developing and maintaining a sound infrastructure to support continued business growth on a safe and sound basis.
WashingtonFirst’s business strategy is to compete by providing its customers with highly qualified personal and customized service utilizing up to date technology and delivery channels. The Company’s marketing efforts are directed to prospective clients who value high quality service and who are, or have the potential to become, highly profitable. WashingtonFirst’s view of the financial services market is that community banks must be effective in providing quality, tailored services to their customers rather than competing with large national institutions on a head-to-head basis for broad-based consumer business.
Revenues are derived from interest and fees received in connection with loans, deposits and investments. Major expenses include compensation and employee benefits, interest expense on deposits and borrowings and operating expenses.
SUMMARY OF INVESTMENT TRANSACTION
On December 30, 2014, we entered into separate Investment Agreements (the “Investment Agreements”) with six institutional accredited investors, including Castle Creek Capital Partners IV, L.P., Ithan Creek Investors USB, LLC, Banc Fund VII L.P., Banc Fund VIII L.P., Banc Fund IX L.P., Basswood Capital Management, LLC (collectively, the “Investors”), pursuant to which we issued and sold to the Investors an aggregate of 710,553 shares of our common stock, $.01 par value per share, and an aggregate of 666,666 shares of our non-voting common stock, Series A, $.01 par value per share (the “Series A Stock”), at a price of $15.00 per share (the “Private Placement”). Each of the Investors was an existing shareholder of WashingtonFirst. We received aggregate gross proceeds from the Investors of $20,658,285.
Pursuant to the terms of the Investment Agreements, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which we agreed to file with the SEC, within 45 days of the closing of the Private Placement, a registration statement on Form S-3 covering the resale of the shares issued to the Investors in the Private Placement.
We are registering the resale of these shares of common stock and Series A Stock as required by the Registration Rights Agreement.
RISK FACTORS
Investing in our securities involves significant risks. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our subsequent filings with the SEC, which are incorporated by reference in this prospectus. In addition, before making a decision to invest in the Series A Stock, you should carefully consider the following risk factors specific to the Series A Stock.
An active trading market for the Series A Stock might not develop.
The Series A Stock is not currently listed on any securities exchange and we do not anticipate listing the Series A Stock on an exchange. There can be no assurance that an active trading market for the Series A Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or maintained, the market value and liquidity of the Series A Stock may be adversely affected.

Holders of the Series A Stock have limited voting rights.
Each share of Series A Stock is identical to a share of the common stock in all respects except as to voting rights and conversion. The Series A Stock has no right to vote on any matter submitted to the shareholders except as required by law. So long as any shares of Series A Stock are issued and outstanding, however, we may not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of the Series A Stock, whether or not such approval is required by Virginia law:

•	alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series A Stock; or

•
enter into any merger, share exchange or business consolidation unless the Series A Stock is entitled to receive the same per share consideration in such merger, share exchange or business consolidation as the common stock.

Consequently, the shares of Series A Stock do not have any vote in the election of our directors or other matters not expressly provided for in the terms of the Series A Stock.
The Series A Stock is not convertible into common stock in the hands of the initial purchaser from us but only by a transferee of such purchaser in certain limited circumstances.
The Series A Stock is convertible into an equal number of shares of common stock at the option of the holder of the Series A Stock at any time, provided, however, that no share of the Series A Stock, is convertible in the hands of or at the election of the initial purchaser of such shares from us, referred to as the “Initial Holder,” or an affiliate of such Initial Holder, at any time. Each share of Series A Stock is convertible by a transferee of the Initial Holder who is unaffiliated with the Initial Holder in connection with or after a transfer by the Initial Holder to a third party unaffiliated with such Initial Holder if the transfer complies with one of the following conditions:

•	the transfer is part of a widely distributed public offering of common stock;

•
the transfer is part of an offering that is not a widely distributed public offering of common stock but is one in which no one transferee (or group of associated transferees) of the Series A Stock acquires the rights to purchase in excess of two percent of the voting securities of WashingtonFirst then outstanding (including pursuant to a related series of transfers);

•	the transfer is part of a transfer of common stock to an underwriter for the purpose of conducting a widely distributed public offering; or

•	the transfer is part of a transaction approved by the Federal Reserve, or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority having jurisdiction.
However, no share of Series A Stock, will be so converted if, as a result of such conversion, the holder of such resulting share of common stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of WashingtonFirst’s voting securities.
The existence of these limitations on the conversion rights of the shares of Series A Stock may adversely affect the marketability of the shares.

Anti-takeover provisions could negatively impact our shareholders.
 Provisions in our charter and bylaws, the corporate law of the State of Virginia and federal regulations could delay or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise adversely affect the value of any class of our equity securities, including the Series A Stock. These provisions include: supermajority voting requirements for certain business combinations with any person who beneficially owns 10% or more of our outstanding common stock; the election of directors to staggered terms of three years; the inability of our shareholders to call special meetings; and the other provisions described under “Description of Outstanding Capital Stock─Certain Provisions of our Articles of Incorporation and Bylaws and Virginia Law Could Have an Anti-Takeover Effect.”  Our charter also authorizes our board of directors to issue preferred stock, and preferred stock could be issued as a defensive measure in response to a takeover proposal.  For further information, see “Description of Outstanding Capital Stock-Preferred Stock.”  These provisions may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These provisions could also discourage proxy contests and make it more difficult for holders of our common stock to elect directors other than the candidates nominated by our board of directors.
REGULATION AND SUPERVISION
We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or “BHC Act,” and subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System, or “Federal Reserve.” The BHC Act and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations. The Federal Reserve has broad authority to prohibit activities of bank holding companies and their non-banking subsidiaries which represent unsafe and unsound banking practices or which constitute violations of laws or regulations, and can assess civil money penalties for violation of laws, regulations or orders, for participation in an unsafe or unsound practice or breach of fiduciary duty. We are also registered in Virginia with the Virginia Bureau of Financial Institutions under the financial institution holding company laws of Virginia and are subject to regulation and supervision by the Virginia Bureau of Financial Institutions.
The Company is regarded as a legal entity separate and distinct from the bank. The principal source of the Company’s revenue is dividends received from the bank. As described in more detail in the section “Business-Regulation” of our Annual Report on Form 10-K for the year ended December 31, 2013, both state and federal law place limitations on the amount that banks may pay in dividends, which the bank must adhere to when paying dividends to the Company. It is the policy of the Federal Reserve that bank holding companies should pay cash dividends on common stock only out of income earned over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. The policy provides that bank holding companies should not pay cash dividends at levels that undermine the bank holding company’s ability to serve as a source of strength to its banking subsidiaries. Given the current financial and economic environment, the Federal Reserve has indicated that bank holding companies should carefully review their dividend policy in relation to the organization’s overall asset quality, level of current and prospective earnings and level, composition and quality of capital. The guidance provides that the Company inform and consult with the Federal Reserve prior to declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in an adverse change to the Company’s capital structure.
Virginia state law also restricts dividends to shareholders of the Company. The Company’s shareholders are entitled to receive dividends if, as and when declared by the Company’s board of directors in accordance with Section 13.1-653 of the Code of Virginia. Generally, dividends may be paid out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
Under Federal Reserve policy, a bank holding company has historically been required to act as a source of financial strength to each of its banking subsidiaries. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or “Dodd-Frank Act,” codifies this policy as a statutory requirement. The Company may be required to commit resources to support the Bank, and this obligation may arise at times when the Company may not be in a financial position to provide such resources. Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. A bank holding company, in certain circumstances, could be required to guarantee the capital plan of an undercapitalized banking subsidiary.
In the event of a bank holding company’s bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the trustee will be deemed to have assumed and will be required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of the insured depository institution. Any claim for breach of such obligation will generally have priority over most other unsecured claims.

Changes to laws and regulations can affect the operating environment of us and the bank in substantial and unpredictable ways. We cannot determine whether any changes in laws or regulations will occur, and if those changes occur, the ultimate effect that any such changes would have upon our financial condition or results of operations or those of the bank. A change in statutes, regulations or regulatory policies applicable to us or any of our subsidiaries could have a material effect on the financial condition, results of operations or business of us and our subsidiaries.
For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries generally, and Virginia financial holding companies and Virginia-chartered banking associations in particular, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2013, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors, the Deposit Insurance Fund and the banking system as a whole, and not for the protection of security holders. The federal and state banking agencies have broad enforcement power over the institutions they regulate, including the power to impose substantial fines and other penalties for violations of laws and regulations.
CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended	For the Year Ended December 31,
	September 30, 2014	2013	2012	2011	2010	2009
Consolidated ratio of earnings to combined fixed charges and preferred dividends
Excluding interest on deposits	2.40x	2.06x	1.51x	1.47x	1.32x	1.02x
Including interest on deposits	4.36x	3.53x	2.53x	2.15x	1.82x	1.07x
These ratios pertain to us and our subsidiaries. Under SEC regulations and for purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges, and “fixed charges” include interest, whether expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense. The amount of preferred dividends is the amount of pre-tax earnings that is required to pay dividends on outstanding preferred securities.
USE OF PROCEEDS
All securities sold pursuant to this prospectus will be sold by the Selling Shareholders and we will not receive any proceeds from such sales. We will pay all expenses incurred with respect to the registration and sale of the securities owned by the Selling Shareholders, other than underwriting fees, discount and commissions, which will be borne by the Selling Shareholders.
DESCRIPTION OF OUTSTANDING CAPITAL STOCK
The following description of the terms and provisions of our outstanding capital stock is qualified in its entirety by reference to our Articles of Incorporation and our amended bylaws, or “Bylaws,” copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and applicable laws and regulations.
Preferred Stock
WashingtonFirst is authorized to issue 10,000,000 shares of preferred stock, par value $5.00 per share, with voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as the board of directors of WashingtonFirst determines.
As of September 30, 2014, WashingtonFirst had 13,347 shares of outstanding Senior Non-Cumulative Perpetual Preferred Stock, Series D, or “Series D Preferred Stock,” which were issued to the United States Department of the Treasury, or the “Treasury,” in connection with WashingtonFirst’s participation in the Treasury’s Small Business Lending Fund program.
The Series D Preferred Stock pays noncumulative dividends quarterly at the rate of one percent per annum, subject to adjustment, and ranks prior in right of payment to our common stock and securities junior to the Series D Preferred Stock. In the event of liquidation, subject to the rights of creditors, holders of the Series D Preferred Stock are entitled to receive, prior to any distribution of assets to the holders of our common stock and any other stock of WashingtonFirst ranking junior to the Series D Preferred Stock, the liquidation preference and accrued and unpaid dividends on the Series D Preferred Stock.
If we fail to pay any quarterly dividend on the Series D Preferred Stock, we must notify the Treasury of the rationale for the failure to make such payment and would be prohibited, for that quarter and the next three quarters thereafter, from repurchasing any shares and from declaring or paying any dividends on other outstanding preferred or common stock. Upon failure to pay four dividend payments, whether or not consecutive, our board of directors would be required to make certain certifications to the U.S. Treasury. Upon the occurrence of additional missed dividend payments, the U.S. Treasury will acquire rights to appoint an observer to our board of directors.
Common Stock
Our Articles of Incorporation authorizes 50,000,000 shares of common stock, $.01 par value per share, of which 7,747,795 were issued and outstanding as of the date of this prospectus.
The holders of our common stock are entitled to one vote for each share of WashingtonFirst’s common stock owned on each matter submitted to a vote at a meeting of our shareholders. Holders of our common stock may not cumulate their votes in the election of directors. Holders of our common stock generally do not have preemptive rights to acquire any of our additional, unissued or treasury common stock, or securities convertible into or carrying a right to subscribe for or acquire our common stock. However, two institutional investors have contractual subscription rights with respect to additional issuances of equity securities. See “- Registration and Subscription Rights.” Our common stock is not convertible into any of our other securities.
Holders of our common stock will be entitled to receive dividends out of funds legally available therefor, if and when properly declared by our board of directors and subject to any preferential dividend rights of any then outstanding shares of our preferred stock.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock are entitled to share pro rata in any distribution of our remaining assets, if any, after all of our other indebtedness has been retired and subject to any preferential rights of any shares of the preferred stock then outstanding.
Non-Voting Common Stock
Our Articles of Incorporation authorizes 10,000,000 shares of non-voting common stock, $.01 par value per share, issuable in series from time to time in the discretion of our board of directors. As of the date of this prospectus, there were 1,817,842 shares of non-voting common stock, Series A, which we refer to as the “Series A Stock,” issued and outstanding.
The shares of Series A Stock are identical to shares of our common stock in all respects except as to voting rights and conversion. The shares of Series A Stock have no right to vote on any matter submitted to a vote of our shareholders of the Corporation unless required by law except that, so long as any shares of Series A Stock are issued and outstanding, we may not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of the Series A Stock, whether or not such approval is required by Virginia law:

•	alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Series A Stock; or

•
enter into any merger, share exchange or business consolidation unless the Series A Stock is entitled to receive the same per share consideration in such merger, share exchange or business consolidation as the common stock.

The shares of Series A Stock are convertible into an equal number of shares of common stock at the option of the holder of the Series A Stock at any time, provided, however, that no share of the Series A Stock is convertible in the hands of or at the election of the initial purchaser of such shares from WashingtonFirst, referred to as the “Initial Holder,” or an affiliate of such Initial Holder, at any time. Each share of Series A Stock is convertible by a transferee of the Initial Holder who is unaffiliated with the Initial Holder in connection with or after a transfer by the Initial Holder to a third party unaffiliated with such Initial Holder if the transfer complies with one of the following conditions:

•	the transfer is part of a widely distributed public offering of common stock;

•
the transfer is part of an offering that is not a widely distributed public offering of common stock but is one in which no one transferee (or group of associated transferees) of the Series A Stock acquires the rights to purchase in excess of two percent of the voting securities of WashingtonFirst then outstanding (including pursuant to a related series of transfers);

•	the transfer is part of a transfer of common stock to an underwriter for the purpose of conducting a widely distributed public offering; or

•	the transfer is part of a transaction approved by the Federal Reserve, or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority having jurisdiction.
However, no share of Series A Stock will be so converted if, as a result of such conversion, the holder of such resulting share of common stock would (or would be deemed to), directly or indirectly, own, control or have power to vote more than 9.9% of any class of our voting securities.
Warrants
On June 5, 2012, our wholly-owned subsidiary WashingtonFirst Bank sold $2,500,000 in aggregate principal amount of unrated, subordinated bank capital notes to Community BanCapital, L.P. The notes had a nine year term on the issue date and bear interest at 8% per annum. Interest on the notes is payable quarterly in arrears, with principal due at maturity. The bank may call the notes, without penalty, at any time after June 15, 2015. The notes are subordinated unsecured obligations of the bank and are not guaranteed by us. The notes are subordinate to all deposits and general creditors of the bank.
The notes were accompanied by an eight year detachable warrant, issued by us, entitling the holder as of the date of this prospectus to purchase 57,769 of shares of our common stock at an exercise price of $10.82 per share, as adjusted for stock dividends.  The warrant is exercisable at any time after June 15, 2013, and at any time in the event of a change of control, as defined in the warrant.
The notes require us and the bank to provide the holder the same information provided to our common shareholders and permit the holder to have reasonable access to our management and management of the bank. If the bank fails to make any payment due under the notes for a period of 30 days, or the ratio of classified assets to Tier 1 capital of the bank is 40% or greater, the holder of the notes will be entitled (subject to any prior required regulatory approval) to appoint an observer to attend the meetings of our board of directors and the board of directors of the bank and any board committees. If the bank’s failure to pay such amounts extends for a period of 120 days, or the ratio of classified assets to Tier 1 capital of the bank is 70% or greater, then subject to any prior regulatory approval the holder of the notes will be entitled to appoint one representative of the holder to WashingtonFirst’s board of directors. Once appointed, such observer or representative will remain on the board until the expiration of 12 months after payment of all amounts due, or the reduction of the ratio to less than 40% or 70%, as the case may be.
Certain Provisions of our Articles of Incorporation and Bylaws and Virginia Law Could Have an Anti-Takeover Effect
Certain provisions of our Articles of Incorporation and Bylaws could make our acquisition by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These provisions include, among other things:

•	a staggered board of directors;

•
the ability of our board of directors to issue shares of preferred stock without shareholder approval, which preferred stock could have voting, liquidation, dividend or other rights superior to those of the our common stock;

•	the inability of our shareholders to act without a meeting except by unanimous written consent;

•	the inability of our shareholders to call special meetings;

•	limitations on affiliated transactions and control share acquisitions (see “- Affiliated Transactions and Control Share Acquisitions” below);

•
if a two-thirds majority of the our board of directors has not approved certain transactions, such as an amendment to our Articles of Incorporation, merger, share exchange, sale of substantially all of the assets, or dissolution, the transaction must receive the affirmative vote of at least 80% of each group of our shareholders entitled to vote on the transaction in order for the transaction to be approved; and

•	our Bylaws provide that they may be amended by our board of directors.

Registration and Subscription Rights
WashingtonFirst has entered into an investment agreement dated May 3, 2012 with Endicott Opportunity Partners III, L.P., or “Endicott”, and an investment agreement dated June 20, 2012 with Castle Creek Capital Partners IV, L. P., or “Castle Creek.” WashingtonFirst entered into the agreements with Endicott and Castle Creek in connection with the 2012 merger of Alliance Bankshares Corporation into WashingtonFirst. The agreements with each of Endicott and Castle Creek are substantially identical.
WashingtonFirst’s agreements with Endicott and Castle Creek provide them with a contractual subscription right to acquire WashingtonFirst’s common stock in future offerings by WashingtonFirst such that they will be able to maintain their proportionate ownership of WashingtonFirst. The investment agreements also provide these investors demand registration rights commencing three years following the closing of their respective investments, and piggy-back rights in connection with any registration statement filed by WashingtonFirst, subject to certain limitations. The agreements also provide Endicott and Castle Creek the right to (i) appoint one board representative to the WashingtonFirst board so long as the investor holds not less than 4.9% of the outstanding shares of WashingtonFirst’s common stock, (ii) require WashingtonFirst to register the investor’s common stock under certain circumstances, and (iii) receive information that WashingtonFirst and the bank provide to their respective board of directors. As of the date of this prospectus, each of Endicott and Castle Creek has indicated that it has no present plans to exercise its appointment rights, but reserves the right to do so at any time. The agreements also contain indemnification obligations of WashingtonFirst that are customary for transactions of that type.
On December 30, 2014, in connection with the Private Placement described in “Summary of the Underlying Transaction,” we entered into a Registration Rights Agreement with the Investors and the five funds managed by Basswood Capital Management, LLC which hold the common stock purchased: Basswood Financial Long Only Fund, L.P., Basswood Financial Fund, L.P., Basswood Financial Fund, Inc. (A), Basswood Opportunity Fund, Inc. and Basswood Opportunity Partners, LP.
Under the Registration Rights Agreement, we agreed to file a registration statement on Form S-3 with the SEC within 45 days of the closing of the Private Placement for purposes of registering the resale of the shares of common stock issued in the Private Placement and maintain the effectiveness of such registration statement until all such shares have been resold or may be resold pursuant to Rule 144 without restriction. This prospectus covers the resale of such shares.
Affiliated Transactions and Control Share Acquisitions
The Virginia Stock Corporation Act, or “VSCA,” contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, exchanges, mortgages, pledges, transfers or other material dispositions of assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•
subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the VSCA’s control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•
unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•
among other exceptions, such acquisition of shares is made pursuant to an affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”
These provisions are only applicable to public corporations like us that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of these provisions, but we have not done so.
Restrictions on Ownership
Under the Change in Bank Control Act of 1978, as amended, no individual or group acting in concert may acquire “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve the acquisition of 10% or more of a class of voting stock would, under the circumstances set forth in the presumption, constitute acquisition of control. Under the Change in Bank Control Act of 1978, as amended, the Federal Reserve has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition.
SELLING SHAREHOLDERS
We issued 710,553 shares of common stock and 666,666 shares of Series A Stock in the Private Placement that closed on December 30, 2014. The Private Placement was exempt from the registration requirements of the Securities Act. The following table set forth information relating to the Selling Shareholders’ beneficial ownership of common stock and Series A Stock as of February 5, 2015. This prospectus covers the offering for resale from time to time of up to 710,553 shares of common stock and up to 666,666 shares of Series A Stock by the Selling Shareholders identified below. Such shares may also be sold by donees, pledgees and other transferees or successors in interest of the Selling Shareholders.
The following table sets forth the names of the Selling Shareholders, the number of shares of common stock and Series A Stock beneficially owned by the Selling Shareholders prior to the offering, the number of shares of common stock and Series A Stock being offered by the Selling Shareholders under this prospectus, the amount to be owned by the Selling Shareholders after completion of the offering (assuming the sale of all shares of common stock and Series A Stock offered by this prospectus) and the percentage of the common stock and Series A Stock owned after completion of the offering.
We do not know when or in what amounts the Selling Shareholders may offer the common stock or Series A Stock for sale. The Selling Shareholders might not sell all of the securities offered by this prospectus. Because we have no knowledge of any agreements, arrangement or understanding related to any sale of the securities offered by this prospectus, we cannot estimate the number of the securities that will be held by the Selling Shareholders after completion of the offering. For purposes of this prospectus, however, we have assumed that, upon completion of the offering, none of the securities covered by this prospectus will be held by the Selling Shareholders.
We prepared the tables based on information supplied to us by the Selling Shareholders. The Selling Shareholders have indicated to us that they have not had a material relationship with us or our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table below.
The percentages of common stock and Series A Stock beneficially owned and being offered are based on the numbers of shares of common stock and Series A Stock that were outstanding as of February 5, 2015, unless otherwise stated in the footnotes to the table below. In addition, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from or not subject to the registration requirements of the Securities Act since that date. Other information about the Selling Shareholders may also change over time.

Holders of Common Stock
	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Owned After Offering
Name	Number	Percent (b)	Number	Number (a)	Percent (b)
Banc Fund VII L.P.	41,891	*	20,400	21,491	*
Banc Fund VIII L.P.	39,533	*	32,600	6.933	*
Banc Fund IX L.P.	43,875	*	13,667	30.208	*
Basswood Financial Fund, L.P.	32,783	*	32,783	—	*
Basswood Financial Long Only Fund, L.P.	4,318	*	4,318	—	*
Basswood Financial Fund, Inc.	4,103	*	4,103	—	*
Basswood Opportunity Fund, Inc.	72,463	*	72,463	—	*
Basswood Opportunity Partners, L.P.	107,510	1.39%	107,510	—	*
Castle Creek Capital Partners IV, L.P. (c)	414,337	5.35%	—	414.337	5.35%
Ithan Creek Investors USB, LLC (d)	767,032	9.90%	422,709	344.323	4.44%

* Less than one percent.
(a) Assumes the Selling Shareholder sells all of the stock being offered by this prospectus.
(b) Based on 7,747,795 shares of common stock outstanding as of February 5, 2015.
(c) Castle Creek Capital IV LLC is the sole general partner of Castle Creek Capital Partners IV, L.P. and John Eggemeyer is the sole managing principal of Castle Creek IV LLC. Each of Castle Creek Capital IV LLC and Mr. Eggemeyer has voting and investment power over these securities, and each of them disclaim beneficial ownership of the shares reported herein.

(d) Wellington Management Company LLC is the investment adviser to this entity. Wellington Management Company LLP is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of these securities, all of which are held of record by the Ithan Creek Investors USB, LLC or a nominee on its behalf.

Holders of Series A Stock
	Shares of Series A Stock Owned Prior to Offering		Shares of Series A Stock Offered Hereby	Shares of Series A Stock Owned After Offering
Name	Number	Percent (b)	Number	Number (a)	Percent (b)
Castle Creek Capital Partners IV, L.P. (c)	1,215,225	66.85%	666,666	548,559	30.18%

(a) Assumes the Selling Shareholder sells all of the stock being offered by this prospectus.
(b) Based on 1,817,842 shares of Series A Stock outstanding as of February 5, 2015.
(c) Castle Creek Capital IV LLC is the sole general partner of Castle Creek Capital Partners IV, L.P. and John Eggemeyer is the sole managing principal of Castle Creek IV LLC. Each of Castle Creek Capital IV LLC and Mr. Eggemeyer has voting and investment power over these securities, and each of them disclaim beneficial ownership of the shares reported herein.

PLAN OF DISTRIBUTION
We are registering the common stock issued to the Selling Shareholders to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common stock. We will bear all fees and expenses incident to our obligation to register the common stock.
The Selling Shareholders may sell all or a portion of the securities beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with us to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2021; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2021.
In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the common stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).
Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
VALIDITY OF THE SECURITIES
The validity of the securities offered under this prospectus will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.
EXPERTS

The financial statements as of and for the years ending December 31, 2013 and 2012 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Common Stock

PROPECTUS

, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$2,450.10*
Printing expenses	$ †
Legal fees and expenses	$ †
Accounting fees and expenses	$ †
Miscellaneous	$ †
Total	$ †

*	Calculated in accordance with Rule 457(o) under the Securities Act and Instruction II-D of Form S-3.

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.
In accordance with the provisions of the Virginia Stock Corporation Act, the articles of incorporation of WashingtonFirst, as amended (the “Articles of Incorporation”), contain provisions eliminating the personal liability of the directors to WashingtonFirst or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. By virtue of these provisions, under current law, a director of WashingtonFirst will not be personally liable for monetary damages for breach of his or her fiduciary duty if the director conducted himself or herself in good faith and believed (i) in the case of conduct in his or her official capacity with WashingtonFirst, that his or her conduct was in its best interest; and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe the his or her conduct was unlawful. The Virginia Stock Corporation Act further provides that WashingtonFirst may not indemnify a director if the director was adjudged liable for receiving an improper personal benefit in a proceeding charging the director of receiving an improper personal benefit.
The Articles of Incorporation also provide, consistent with the provisions of the Virginia Stock Corporation Act, that WashingtonFirst shall indemnify and may, under certain circumstances, contract in advance to indemnify, any director or officer of WashingtonFirst as and to the fullest extent permitted by law, who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of WashingtonFirst as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. WashingtonFirst may also, under certain circumstances, indemnify or contract in advance to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was an employee or agent of WashingtonFirst or is or was serving at the request of WashingtonFirst as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In addition, WashingtonFirst shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of WashingtonFirst against reasonable expenses incurred by such director in connection with the proceeding. The Articles of Incorporation provide further that if these provisions are repealed or modified, such repeal or modification will not adversely affect any right or protection of a director existing at the time of such repeal or modification.
Indemnification pursuant to the Articles of Incorporation shall not be deemed exclusive of any other rights to which such persons may be entitled under any agreement, the authorization of shareholders or disinterested directors or otherwise. WashingtonFirst may also purchase insurance for the purpose of indemnifying any directors, officers and other persons to the extent that such indemnification is allowed by the Articles of Incorporation or otherwise. WashingtonFirst and WashingtonFirst Bank have obtained such insurance. Management believes that the provisions described above are necessary to attract and retain qualified individuals to serve as directors and officers of WashingtonFirst and WashingtonFirst Bank.
The Articles of Incorporation and Bylaws of the registrant were previously filed with the SEC and are incorporated by reference into the registration statement.

ITEM 16. Exhibits.
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.
ITEM 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, state of Virginia on February 5, 2015.

WASHINGTONFIRST BANKSHARES, INC.
(Registrant)

February 5, 2015	/s/ Shaza L. Andersen
Date	Shaza L. Andersen
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaza L. Andersen and Joseph S. Bracewell, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Shaza L. Anderson	Chief Executive Officer (principal executive officer and director)	January 26, 2015
Shaza L. Andersen

/s/ Matthew R. Johnson	Chief Financial Officer (principal financial officer and principal accounting officer)	January 26, 2015
Matthew R. Johnson

/s/ Charles E. Andrews	Director	January 26, 2015
Charles E. Andrews

/s/ Joseph . Bracewell	Director	January 26, 2015
Joseph S. Bracewell

Director
George W. Connors, IV

/s/ Josephine S. Cooper	Director	January 26, 2015
Josephine S. Cooper

Director
Hon. John H. Dalton

/s/ Donald W. Fisher	Director	January 26, 2015
Donald W. Fisher

/s/ Richard D. Horn	Director	January 26, 2015
Richard D. Horn

/s/ D. Mark Lowers	Director	January 26, 2015
D. Mark Lowers

/s/ John J. Mahoney	Director	January 26, 2015
John J. Mahoney

/s/ Juan A. Mencia	Director	January 26, 2015
Juan A. Mencia

/s/ Larry D. Meyers	Director	January 26, 2015
Larry D. Meyers

/s/ Mark C. Michael	Director	January 26, 2015
Mark C. Michael

Director
Madhu K. Mohan, M.D.

/s/ Ken Morrissette	Director	January 26, 2015
Ken Morrissette

/s/ James P. Muldoon	Director	January 26, 2015
James P. Muldoon

/s/ William C. Oldaker	Director	January 26, 2015
William C. Oldaker

/s/ Jon M. Peterson	Director	January 26, 2015
Jon M. Peterson

/s/ Randall S. Peyton	Director	January 26, 2015
Randall S. Peyton

Director
Hon. Joe R. Reeder

/s/ William G. Reilly	Director	January 26, 2015
William G. Reilly

/s/ Gail R. Steckler	Director	January 26, 2015
Gail R. Steckler

/s/ Gen. (Ret.) Johnnie E. Wilson	Director	January 26, 2015
Gen. (Ret.) Johnnie E Wilson

EXHIBIT INDEX

Exhibit	Description

2.1†
Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (included as Appendix A to Amendment No. 3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on November 9, 2012 (File No. 333-183255)).

2.2
Amendment No. 1, dated August 9, 2012, to the Agreement and Plan of Reorganization, dated as of May 3, 2012, by and among WashingtonFirst Bankshares, Inc., Alliance Bankshares Corporation and Alliance Bank Corporation (included as Appendix A to Amendment No. 3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on November 9, 2012 (File No. 333-183255)).

2.3
Purchase and Assumption Agreement by and among the Federal Deposit Insurance Corporation, Receiver of Millennium Bank, N.A, the Federal Deposit Insurance Corporation and WashingtonFirst Bank, dated as of February 28, 2014 (filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on March 5, 2014 (File No. 001-35768)).

3.1
Articles of Incorporation of WashingtonFirst Bankshares, Inc. filed February 25, 2009, as amended (filed as Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on December 21, 2012 (File No. 001-35768)).

3.2
Articles of Amendment to the Articles of Incorporation of WashingtonFirst Bankshares, Inc. filed January 28, 2013 (filed as Exhibit 3.1 to Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst on February 6, 2013 (File No. 001-35768)).

3.3
Bylaws of WashingtonFirst Bankshares, Inc. adopted February 25, 2009 (included as Exhibit 3.7 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on August 13, 2012 (File No. 333-183255)).

4.1
Form of certificate representing shares of WashingtonFirst Bankshares, Inc.’s common stock (included as Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on September 21, 2012 (File No. 333-183255)).

4.2
Form of certificate representing shares of WashingtonFirst Bankshares, Inc.’s non-voting common stock (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on November 5, 2012 (File No. 333-183255)).

4.3*†	Securities Purchase Agreement dated August 11, 2011 by and between WashingtonFirst Bankshares, Inc. and the United States Department of the Treasury.

4.4
Investment Agreement dated as of December 30, 2014, by and between WashingtonFirst Bankshares, Inc. and Castle Creek Capital Partners IV, L.P. (incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

4.5
Investment Agreement dated as of December 30, 2014, by and between WashingtonFirst Bankshares, Inc. and Ithan Creek investors USB, LLC (incorporated herein by reference to Exhibit 99.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

4.6
Investment Agreement dated as of December 30, 2014, by and between WashingtonFirst Bankshares, Inc. and Banc Fund VII L.P. (incorporated herein by reference to Exhibit 99.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

4.7
Investment Agreement dated as of December 30, 2014, by and between WashingtonFirst Bankshares, Inc. and Banc Fund VIII L.P. (incorporated herein by reference to Exhibit 99.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

4.8
Investment Agreement dated as of December 30, 2014, by and between WashingtonFirst Bankshares, Inc. and Banc Fund IX L.P. (incorporated herein by reference to Exhibit 99.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

4.9
Investment Agreement dated as of December 30, 2014, by and between WashingtonFirst Bankshares, Inc. and Basswood Capital Management, LLC (incorporated herein by reference to Exhibit 99.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

4.10
Registration Rights Agreement dated as of December 30, 2014, by and among WashingtonFirst Bankshares, Inc., Castle Creek Partners IV, L.P., Ithan Creek Investors USB, LLC, Banc Fund VII L.P., Banc Fund VIII L.P., Banc Fund IX L.P., Basswood Opportunity Partners, L.P., Basswood Opportunity Fund, Inc., Basswood Financial Fund, L.P., Basswood Financial Fund, Inc. (A), Basswood Financial Long Only Fund, L.P. and Castle Creek Capital Partners IV, L.P. (incorporated herein by reference to Exhibit 99.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission by WashingtonFirst Bankshares, Inc. on January 5, 2015 (File No. 001-35768)).

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges.

23.1*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of BDO USA, LLP, independent registered accounting firm of WashingtonFirst Bankshares, Inc.

24.1*	Powers of Attorney (included on the signature page to this registration statement).

*	Filed herewith.

†	The schedules to this agreement have been omitted for this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules to the SEC upon request.